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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) January 22, 2001



                      INCARA PHARMACEUTICALS CORPORATION
                      ----------------------------------
            (Exact name of registrant as specified in its charter)



                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)


                        0-27410            56-1924222
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             (Commission File Number)      (IRS Employer ID Number)

                                P.O. Box 14287
                             3200 East Highway 54
                         Cape Fear Building, Suite 300
         Research Triangle Park, North Carolina                 27709
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       (Address of principal executive offices)              (Zip Code)


      Registrant's telephone number, including area code  (919) 558-8688
                                                          --------------
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Item 5.  Other Events

     On January 22, 2001, Incara Pharmaceuticals Corporation ("Incara") closed on a collaborative transaction with Elan Corporation, plc, an Irish company ("Elan"), Elan International Services, Ltd., a Bermuda exempted limited liability company ("Elan International"), and Elan Pharma International Limited, an Irish private limited liability company ("Elan Pharma"). The collaboration was the subject of a binding letter agreement, dated December 21, 2000, among Incara, Elan and Elan International. As part of the transaction, Elan International and Incara formed a Bermuda corporation, Incara Development, Ltd. ("Incara Development"), to develop OP2000, an ultra-low molecular weight heparin, for the treatment of inflammatory bowel disease. Incara Development will develop OP2000 using the intellectual property of both Elan and Incara.

     In January 2001, Incara began a Phase 2/3 pivotal clinical study of OP2000 in patients with ulcerative colitis, a form of inflammatory bowel disease. The study will examine the effects of OP2000 in patients receiving standard treatment with aminosalicylates who have developed symptoms of active ulcerative colitis. The study is designed to enroll approximately 270 patients with symptoms of active ulcerative colitis. Patients will be treated with drug or placebo once a day for six weeks. This initial study will utilize prefilled syringes to deliver OP2000 by subcutaneous injection. The objective of treatment will be to cause complete remission or significantly improve the signs and symptoms of ulcerative colitis.

     In the collaborative transaction, Incara purchased all of the common stock (6,000 shares) of Incara Development for $7,500,000 and 60.2% (3,612 shares) of the non-voting preferred shares of Incara Development for $4,515,000. The common stock and the non-voting preferred stock owned by Incara represent 80.1% of the outstanding combined common and non-voting preferred stock of Incara Development. Elan International purchased 39.8% (2,388 shares) of the non-voting preferred shares of Incara Development for $2,985,000. The non-voting preferred stock of Incara Development owned by Elan International represents 19.9% of the outstanding combined common and non-voting preferred shares of Incara Development. The non-voting preferred stock of Incara Development is not convertible by the holders into common shares of Incara Development until two years from its issuance.

     As part of the transaction, Elan International also purchased 825,000 shares of Incara's common stock, 28,457 shares of newly-created Incara Series B non-voting convertible preferred stock and a five-year warrant to purchase 22,191 shares of Incara Series B non-voting convertible preferred stock at an exercise price of $72.12 per share for an aggregate purchase price of $4,000,000. Each share of Series B convertible preferred stock is convertible into ten shares of common stock.

     Elan International also purchased shares of a newly-created class of convertible exchangeable non-voting Series C preferred stock of Incara for an aggregate purchase price of $12,015,000. The Series C convertible exchangeable preferred stock bears an annual mandatory stock dividend of 7%, compounded annually. The Series C convertible exchangeable preferred stock is convertible into shares of Incara's Series B convertible preferred stock at the rate of $64.90 per share; provided it has not previously been converted or exchanged. Six years after its issuance, Incara will have the option to either redeem the Series C convertible exchangeable stock for cash or for shares of Incara common stock or Series B convertible preferred stock having a then fair market value of the amount due. The redemption price will be the original issue price plus the compounded 7% annual stock dividend. The proceeds from the Series C convertible exchangeable preferred stock issuance was used to fund Incara's obligation to purchase an aggregate of $12,015,000 of the
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securities of Incara Development. The Series C convertible exchangeable preferred stock is exchangeable at the option of Elan International at any time for all of the preferred stock of Incara Development held by Incara which, if exchanged, would give Elan International ownership of 50% of the initial amount of combined common and preferred stock of Incara Development.

     Funding for OP2000 research and development is subject to determination and approval by the management committee of Incara Development, as approved by Elan International and Incara. Elan International and Incara may provide Incara Development's required funding on a pro rata basis based on Elan International's and Incara's respective percentage ownership of the outstanding common and preferred stock of Incara Development, which currently is 80.1% for Incara and 19.9% for Elan International. Subject to mutual agreement, Elan Pharma will lend Incara up to $4,806,000 (in minimum increments of $500,000) to fund Incara's pro rata share of development funding for Incara Development. In return, Incara issued a convertible promissory note that bears interest at 10% compounded semi-annually on the amount outstanding thereunder. This note will mature in six years, when it will be payable (provided that it shall not have previously been converted) in an amount equal to the outstanding principal plus accrued interest. Incara has the option to repay the note either in cash or in shares of Incara Series B convertible preferred stock having a then fair market value of the amount due. The note will be convertible at the option of Elan Pharma at any time after two years into shares of Incara Series B convertible preferred stock at $43.27 per share. If Elan International, however, exercises its exchange right for an additional 30.1% of Incara Development as discussed above, Elan International shall either pay Incara or reduce the outstanding note by 30.1% of the aggregate amount of the development funding for OP2000 plus interest.

     Upon the later of the completion of enrollment of the Phase 2/3 clinical trial OP201 or December 21, 2001, Elan International will purchase $1,000,000 of Incara's Series B convertible preferred stock at a per share price that will be ten times the greater of (a) the average per share price of Incara common stock for the day prior to the purchase, or (b) a 25% premium to the average daily price per share of Incara common stock for the 60 trading day period immediately prior to the purchase, both as reported on the Nasdaq National Market. In addition, as part of the $1,000,000 payment, Incara will issue to Elan International a five-year warrant for 20% of the shares of Series B convertible preferred stock purchased by Elan International. The exercise price of the Series B convertible preferred stock under this warrant will be equal to twice the per share purchase price of the Series B convertible preferred stock purchased on the same date.

     As long as Elan International and its affiliates are the beneficial owners of at least 5% of Incara common stock on a fully diluted basis (assuming conversion of Incara securities held by Elan International but not of any other Incara securities), Incara will include the designation of one representative of Elan International as part of the management recommended slate of directors presented at any regular or special meeting of the stockholders of Incara at which directors of Incara are to be elected and Incara will take all necessary and/or appropriate steps to effect such appointment.

     Elan and Incara have agreed that, for Elan International to maintain its pro rata interest in Incara based on all of the Incara stock owned by Elan International at the time of any offering of Incara securities, Elan International will have preemptive rights for four years after December 21, 2000 to participate in any equity, warrant or convertible securities financing Incara undertakes (with exceptions for non-financing transactions, non-equity financings and Incara's existing equity financing facility with Torneaux Fund Ltd.).

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     Incara has agreed to register with the Securities and Exchange Commission, upon the one-time demand of Elan International, all of the Incara common stock which is at any time owned by Elan International or its affiliates and their transferees, including Incara common stock issuable under the preferred stock, the note and the warrants. Incara also granted Elan International "piggy-back" registration rights to join with any other registration of Incara common stock.

     Elan International will not have the right to exercise any conversion, exercise or exchange right for all or any part of Incara Series B convertible preferred stock, whether exchangeable or not, which would result in Elan International and its affiliates directly or indirectly owning more than 9.9% of Incara's outstanding common stock.

     As part of the transaction, Elan, Elan Pharma and Incara entered into license agreements under which Incara will license to Incara Development the OP2000 compound and Elan Pharma will license to Incara Development its proprietary MEDIPAD Drug Delivery System technology. Incara Development will pay Elan $15,000,000 for a fully paid license to the MEDIPAD Drug Delivery System. Elan, Elan Pharma and Incara are free to develop other products individually or in cooperation with other entities.

Item 7.  Financial Statement and Exhibits

     (a)  Exhibits

     Exhibit 10.55* Securities Purchase Agreement dated as of December 21, 2000, among Incara Pharmaceuticals Corporation, Elan International Services, Ltd. and Elan Pharma International Limited.

     *  Confidential Treatment has been requested.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INCARA PHARMACEUTICALS CORPORATION

Date:  January 29, 2001
                              /s/ RICHARD W. REICHOW
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                              Richard W. Reichow, Executive Vice President
                               and Chief Financial Officer